Exhibit 99.1

Allied Nevada Gold Corp. 9790 Gateway Drive Suite 200 Reno, NV 89521 USA

Allied Nevada Gold Corp.

Announces CDN$273,000,000 Bought Deal Financing

May 12, 2010 Reno, Nevada—Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to announce that it has entered into an agreement with a syndicate of underwriters, co-led by Cormark Securities Inc. and GMP Securities L.P. and including Canaccord Genuity Corp., Dundee Securities Inc., Desjardins Securities Inc., National Bank Financial Inc. and Dahlman Rose & Company (collectively, the “Underwriters”), which have agreed to purchase, on a bought deal basis, 13,000,000 shares of common stock of the Company (the “Shares”) at a price of CDN$21.00 per Share, for aggregate gross proceeds of CDN$273,000,000. The Underwriters will also have the option, exercisable in whole or in part at any time up to 30 days after the closing of the offering, to purchase up to an additional 1,800,000 Shares. In the event that the option is exercised in its entirety, the aggregate gross proceeds of the offering will be CDN$310,800,000.

The Company intends to use the net proceeds of the offering to advance expansion projects at its Hycroft mine and to fund Hycroft and regional Nevada exploration programs and for general corporate purposes.

The Shares will be offered by way of a short form prospectus to be filed in all provinces of Canada, other than Quebec, pursuant to National Instrument 44-101—Short Form Prospectus Distributions, will be sold in the United States pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission, pursuant to Rule 424(b) under the United States Securities Act of 1933, as amended, to the Company’s shelf registration statement filed with the US Securities Commission and will be sold to buyers in Europe and other jurisdictions on a private placement basis.

The offering is scheduled to close on or about June 3, 2010, and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals including the approval of the Toronto Stock Exchange, the NYSE AMEX LLC and other securities regulatory authorities.

A copy of the prospectus supplement relating to the offering will be available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Alternatively, copies of the prospectus supplement may be obtained by contacting Cormark Securities Inc., Attn: Susan Samila-Moroz, 200 Bay Street, Suite 2800, Toronto, ON M5K 1E7, email your request to ssmoroz@cormark.com or fax your request to 416-943-6496.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections including, but not limited to, Allied Nevada’s intention to conduct a public offering of shares of its common stock. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the inability to manage successfully and complete the public offering; adverse changes in economic and/or market conditions generally; risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks relating to fluctuations in the price of gold; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with the Hycroft mine and other activities; and availability and timing of capital for financing the planned reactivation of the Hycroft mine including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. Allied Nevada does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact:

Scott Caldwell President & CEO (775) 358-4455	Tracey Thom Vice President, Investor Relations (416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com

C$273 Million Bought Deal Financing 2